EXHIBIT 99.1

        BTU International Reports Second Quarter 2004 Results

    NORTH BILLERICA, Mass.--(BUSINESS WIRE)--July 29, 2004--

    Sales up 101% over prior year; China manufacturing capacity expanded

    BTU International, Inc. (Nasdaq NM: BTUI), the leading supplier of advanced thermal processing equipment for semiconductor packaging, surface mount, and advanced materials processing, today announced its financial results for the second quarter ended July 4, 2004.
    Net sales for the quarter were $14.3 million, up 27 percent compared to $11.3 million in the preceding quarter, and up 101 percent compared to $7.1 million recorded in the second quarter of 2003.
    Net loss for the 2004 second quarter narrowed by 9 percent to $892,000, or $0.12 per basic share, compared to a net loss of $980,000, or $0.14 per basic share, in the preceding quarter, and decreased by 52 percent compared to the net loss of $1.9 million, or $0.27 per share, reported in the second quarter of 2003.
    Net sales for the first six months of 2004 were $25.6 million, an increase of 83 percent compared to the same period last year. Net loss for the six months ended July 4, 2004 decreased 49 percent to $1.9 million, or $ 0.26 per basic share, compared to a loss of $3.6 million, or $0.52 per basic share, for the first six months of 2003.
    "Orders for our systems continued to increase as we saw strength in all of our markets, and quarterly results were as we had anticipated," said Mark R. Rosenzweig, president and chief executive officer of BTU International. "During the quarter we benefited from significant orders from several of the phone and PC-ODMs and Contract manufacturers, as well as from major customers we had not seen in the market for some time.
    "Semiconductor Final Manufacturing remained strong, and our high temperature Advanced Materials segment strengthened with some substantial orders late in the quarter. In addition, we progressed on track in ramping up our production in the U.S. and in Shanghai, China where we continued to exceed our targets in terms of doubling production each quarter. Based on this success, we have established a second facility in China that is now providing subassemblies to both our China and U.S. factories.
    "We anticipate continuing our growth in the markets we serve and we continue on the path to profitability in the second half of the year," said Rosenzweig.

    Teleconference and Simultaneous Webcast

    BTU will be discussing its financial results, along with its outlook for the third quarter of 2004, in a conference call to be held tomorrow, July 30, at 11:00 a.m. Eastern Time. A live webcast of the conference call will be available on BTU's website at www.btu.com or at www.streetevents.com. Replays of the call will be available through August 13, 2004, and can be accessed at these websites or by phone at
(888) 566-0824.

    About BTU International

    BTU International, with world headquarters in North Billerica, Mass., is a market-leading supplier of advanced thermal processing equipment to the semiconductor, electronics, and materials sectors. BTU manufactures a wide range of equipment for semiconductor packaging applications, including state-of-the-art systems for wafer bumping and wafer-level packaging. The company also manufactures solder reflow furnaces for printed circuit board assembly, and advanced systems for materials processing applications requiring high temperatures and precise atmosphere control. BTU operates worldwide with manufacturing facilities in North Billerica, Mass. and Shanghai, China. The company has direct sales and service offices in the USA, Asia and Europe. Additional information about BTU International is available on BTU's website at www.btu.com.

    Safe Harbor Statement

    This news release, other than historical financial information, includes forward-looking statements that involve known and unknown risks and uncertainties, including quarterly fluctuations in results. Such statements are made pursuant to the "safe harbor" provisions established by the federal securities laws, and are based on the assumptions and expectations of the company's management at the time such statements are made. Important factors that could cause actual results to differ include the timely availability and acceptance of new products, general market conditions governing supply and demand, the impact of competitive products and pricing and other risks detailed in the company's filings with the Securities and Exchange Commission. Actual results may vary materially. Accordingly, you should not place undue reliance on any forward-looking statements. Unless otherwise required by law, the company disclaims any obligation to revise or update such forward-looking statements in order to reflect future events or developments.


                       BTU INTERNATIONAL, INC.
                Consolidated Statements of Operations
         (In thousands, except per share and share amounts)
                             (Unaudited)

                           Three Months Ended     Six Months Ended
                          --------------------- ---------------------
                            July 4,   June 29,    July 4,   June 29,
                               2004       2003       2004       2003
---------------------------------------------------------------------
Net Sales                   $14,303     $7,125    $25,595    $13,961
Cost of Goods Sold           11,035      5,579     19,678     10,562
---------------------------------------------------------------------
Gross Margin                  3,268      1,546      5,917      3,399
Selling, General and
   Administrative
   Expenses                   3,098      2,554      5,738      5,304
Research, Development and
   Engineering                  981        826      1,898      1,648
---------------------------------------------------------------------
Loss from Operations           (811)    (1,834)    (1,719)    (3,553)
 Before Restructuring

Restructuring Charges             0        190          0        190
---------------------------------------------------------------------
Loss  from Operations          (811)    (2,024)    (1,719)    (3,743)
 After Restructuring

Interest (Expense) Income, net  (85)       (65)      (162)      (120)
Other (Expense) Income, net       4          4          9          5
---------------------------------------------------------------------
Loss Before Income Taxes       (892)    (2,085)    (1,872)    (3,858)
Income Tax Benefit                0       (222)         0       (222)
---------------------------------------------------------------------
Net Loss                      ($892)   ($1,863)   ($1,872)   ($3,636)
=====================================================================

Loss Per Share:
   Basic                     ($0.12)    ($0.27)    ($0.26)    ($0.52)
   Diluted                   ($0.12)    ($0.27)    ($0.26)    ($0.52)

---------------------------------------------------------------------
Weighted Average Number of Shares
 Outstanding:
   Basic                  7,186,849  7,002,578  7,174,229  7,002,578

   Diluted                7,186,849  7,002,578  7,174,229  7,002,578
---------------------------------------------------------------------


                       BTU INTERNATIONAL, INC.
                     Consolidated Balance Sheets
                            (In thousands)

                                                     July    December
                                                       4,         31,
                                                     2004        2003
                                               (Unaudited)
----------------------------------------------------------------------
Assets
 Cash and Investments                              $1,418      $6,659
 Accounts Receivable                               11,872       6,073
 Inventories                                       11,611       7,795
 Other Current Assets                                 786         469
Property, Plant and
   Equipment, net                                   2,979       3,290
 Other Assets                                       1,316       1,368
----------------------------------------------------------------------

                                                  $29,982     $25,654
======================================================================



Liabilities and Stockholders' Investment
 Short-Term Debt                                   $2,787        $360
 Other Current Liabilities                          8,478       4,576
 Long-Term Debt                                     5,357       5,440
Long-Term Deferred Comp.                              386         458

 Stockholders' Investment                          12,974      14,820
----------------------------------------------------------------------

                                                  $29,982     $25,654
======================================================================

    CONTACT: Company Contact:
             BTU International, Inc.
             Tom Kealy, 978-667-4111 Ext. 106
                 or
             Agency Contact:
             Bill Monigle Associates
             Bill Monigle, 603-424-1184